Exhibit 99.1

UNITED STATE ENVIRONMENTAL PROTECTION AGENCY

REGION 7

901 NORTH FIFTH STREET

KANSAS CITY, KANSAS 66101

IN THE MATTER OF:

NEWTON COUNTY MINE TAILINGS

SUPERFUND SITE

Newton County, Missouri

THE GOLDFIELD CORPORATION

Settling Party

Proceeding under Section 122(h)(1) of the

Comprehensive Environmental Response

Compensation and Liability Act, as

amended, 42 U.S.C. § 9622(h)(1).

) ) ) ) ) ) ) ) ) ) ) ) )	Docket No. CERCLA-07-2011-0002 SETTLEMENT AGREEMENT

TABLE OF CONTENTS

I.	JURISDICTION	3

II.	BACKGROUND	3

III.	PARTIES BOUND	4

IV.	STATEMENT OF PURPOSE	4

V.	DEFINITIONS	5

VI.	PAYMENT OF RESPONSE COSTS	7

VII.	FAILURE TO COMPLY WITH SETTLEMENT AGREEMENT	7

VIII.	COVENANTS NOT TO SUE BY EPA	9

IX.	RESERVATIONS OF RIGHTS BY EPA	9

X.	COVENANTS NOT TO SUE BY SETTLING PARTY	10

XI.	EFFECT OF SETTLEMENT/CONTRIBUTION	11

XII.	CERTIFICATION	12

XIII.	NOTICES AND SUBMISSIONS	12

XIV.	INTEGRATION/APPENDICES	13

XV.	PUBLIC COMMENT	13

XVI.	EFFECTIVE DATE	13

UNITED STATE ENVIRONMENTAL PROTECTION AGENCY

REGION 7

901 NORTH FIFTH STREET

KANSAS CITY, KANSAS 66101

IN THE MATTER OF:

NEWTON COUNTY MINE TAILINGS

SUPERFUND SITE

Newton County, Missouri

THE GOLDFIELD CORPORATION

Settling Party

Proceeding under Section 122(h)(1) of the

Comprehensive Environmental Response

Compensation and Liability Act, as

amended, 42 U.S.C. § 9622(h)(1).

) ) ) ) ) ) ) ) ) ) ) ) )	Docket No. CERCLA-07-2011-0002 SETTLEMENT AGREEMENT

I. JURISDICTION

1. This Settlement Agreement is entered into pursuant to the authority vested in the Administrator of the United States Environmental Protection Agency (EPA) by Section 122(h)(I) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), 42 U.S.C. § 9622(h)(l), which authority has been delegated to the Regional Administrators of the EPA by EPA Delegation No. 14-14-D and redelegated to the Director, Superfund Division, EPA Region 7, by Regional Delegation R7-14-014-C. This Settlement Agreement is also entered into pursuant to the authority of the Attorney General of the United States to compromise and settle claims of the United States, which authority, in the circumstances of this settlement, has been delegated to the Deputy Section Chief of the Environmental Enforcement Section, Environment and Natural Resources Division of the United States Department of Justice.

2. This Settlement Agreement is made and entered into by EPA, and The Goldfield Corporation (Settling Party). The Goldfield Corporation consents to and will not contest the authority of the United States to enter into this Settlement Agreement or to implement or enforce its terms.

II. BACKGROUND

3. This Settlement Agreement concerns the Newton County Mine Tailings Superfund Site (Site) located in Newton County, Missouri. EPA alleges that the Site is a “facility” as defined by Section l01(9) of CERCLA, 42 U.S.C. § 9601(9).

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

4. In response to the release or threatened release of hazardous substances at or from the Site, EPA undertook response actions at the Site pursuant to Section 104 of CERCLA, 42 U.S.C. § 9604. These response actions include: investigation and sampling of residential yards and residential water supplies; removal of residential yard soil and restoration of residential yards; construction of a soil repository for residential yard soil; connection of residential homes to existing public water supplies and drilling of new residential water supply wells.

5. In performing these response actions, EPA has incurred response costs at or in connection with the Site.

6. EPA alleges that The Goldfield Corporation is a responsible party pursuant to Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), and is jointly and severally liable for response costs incurred or to be incurred at or in connection with the Site.

7. EPA has reviewed the Financial Information submitted by Settling Party to determine whether Settling Party is financially able to pay response costs incurred and to be incurred at the Site. Based upon this Financial Information, EPA has determined that Settling Party has limited financial ability to pay for response costs incurred and to be incurred at the Site.

8. EPA and Settling Party recognize that this Settlement Agreement has been negotiated in good faith and that this Settlement Agreement is entered into without the admission or adjudication of any issue of fact or law. The actions undertaken by Settling Party in accordance with this Settlement Agreement do not constitute an admission of any liability. Settling Party does not admit, and retains the right to controvert in any subsequent proceedings other than proceedings to implement or enforce this Settlement Agreement, the validity of the facts or allegations contained in this Section.

III. PARTIES BOUND

9. This Settlement Agreement shall be binding upon EPA and upon Settling Party and its successors and assigns. Any change in ownership or corporate or other legal status of Settling Party, including but not limited to any transfer of assets or real or personal property, shall in no way alter Settling Party’s responsibilities under this Settlement Agreement. Each signatory to this Settlement Agreement certifies that he or she is authorized to enter into the terms and conditions of this Settlement Agreement and to bind legally the party represented by him or her.

IV. STATEMENT OF PURPOSE

10. By entering into this Settlement Agreement, the mutual objective of the Parties is to avoid difficult and prolonged litigation by allowing Settling Party to make a cash payment to address its alleged civil liability for the Site as provided in the Covenants Not to Sue by EPA in Section VIII, subject to the Reservations of Rights by EPA in Section IX.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

V. DEFINITIONS

11. Unless otherwise expressly provided in this Settlement Agreement, terms used in this Settlement Agreement that are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Settlement Agreement or in any appendix attached hereto, the following definitions shall apply:

a. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.

b. The term “day” shall mean a calendar day. In computing any period of time under this Settlement Agreement, where the last day would fall on a Saturday, Sunday, or federal holiday, the period shall run until the close of business of the next working day.

c. “Effective Date” shall mean the effective date of this Settlement Agreement as provided by Section XVI.

d. “EPA” shall mean the United States Environmental Protection Agency and any successor departments, agencies, or instrumentalities of the United States.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

e. “Financial Information” shall mean those financial documents identified in Appendix B.

f. “Interest” shall mean interest at the rate specified for interest on investments of the Hazardous Substance Superfund established by 26 U.S.C. § 9507, compounded on October 1 of each year, in accordance with 42 U.S.C. § 9607(a). The applicable rate of interest shall be the rate in effect at the time the interest accrues. The rate of interest is subject to change on October 1 of each year.1

g. “Paragraph” shall mean a portion of this Settlement Agreement identified by an Arabic numeral or a lower case letter.

h. “Parties” shall mean EPA and Settling Party.

i. “RCRA” shall mean the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901, et seq. (also known as the Resource Conservation and Recovery Act).

j. “Section” shall mean a portion of this Settlement Agreement identified by a Roman numeral

k. “Settlement Agreement” shall mean this Settlement Agreement and any attached appendices. In the event of conflict between this Settlement Agreement and any appendix, the Settlement Agreement shall control.

l. “Settling Party” shall mean The Goldfield Corporation.

m. “Site” shall mean the Newton County Mine Tailings Superfund site. The Site is spread throughout Newton County and is made up of mining and milling waste found in and around fourteen former mining camps that have been grouped into five Subdistricts: Spring City/Spurgeon; Diamond; Granby; Stark and Wentworth. EPA has designated two operable units (OU 01 and OU 02); OU 01 is made up of the Diamond, Spring City/Spurgeon and Granby Subdistricts. OU 02 is made up of the Stark and Wentworth Subdistricts.

n. “Newton County Mine Tailings Superfund Site Special Account” shall mean the special account, within the EPA Hazardous Substances Superfund, established for the Site by EPA pursuant to Section l22(b)(3) of CERCLA, 42 U.S.C. § 9622(b)(3).

o. “United States” shall mean the United States of America and each department, agency, and instrumentality of the United States, including EPA.

[1]

The Superfund currently is invested in 52-week MK notes. The interest rate for these MK notes changes on October 1 of each year. Current and historical rates are available online at http://www.epa.gov/ocfopage/finstatement/superfund/int_rate.htm.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

VI. PAYMENT OF RESPONSE COSTS

12. Within 30 days after the Effective Date, Settling Party shall pay to the EPA Hazardous Substance Superfund $76,630, plus an additional sum for Interest on that amount calculated from the date of entry of this Settlement Agreement, through the date of payment. Payment shall be made to EPA by Fedwire Electronic Funds Transfer to:

Federal Reserve Bank of New York

ABA = 021030004

Account = 68010727

SWIFT address = FRNYUS33

33 Liberty Street

New York NY 10045

Field Tag 4200 of the Fedwire message should read “D 68010727 Environmental

Protection Agency”

and shall reference Site/Spill ID Number 07RZ, and the EPA docket number for this action, CERCLA-07-20l1-0002. At the time of payment, Settling Party shall also send notice that such payment has been made to Julie M. Van Horn, Office of Regional Counsel, EPA Region 7,901 North Fifth Street, Kansas City, Kansas 66101, and to the EPA Cincinnati Finance Office by email at acctsreceivable.cinwd@epa.gov, or by mail to

EPA Cincinnati Finance Office

26 Martin Luther King Drive

Cincinnati, Ohio 45268

Such notice shall reference the Site/Spill ID Number 07RZ, and EPA docket number for this action, CERCLA-07-20l1-0002.

13. The total amount to be paid by Settling Party pursuant to Paragraph 12 shall be deposited by EPA in the Newton County Mine Tailings Superfund Site Special Account to be retained and used to conduct or finance response actions at or in connection with the Site, or to be transferred by EPA to the EPA Hazardous Substance Superfund.

VII. FAILURE TO COMPLY WITH SETTLEMENT AGREEMENT

14. Interest. If Settling Party fails to make any payment required by Paragraph 12 by the required due date, Interest shall continue to accrue on the unpaid balance through the date of payment.

15. Stipulated Penalty.

a. If any amounts due under Paragraph 12 are not paid by the required date, Settling Party shall be in violation of this Settlement Agreement and shall pay to EPA, as a stipulated penalty, in addition to the Interest required by Paragraph 14, $1,000.00, per violation per day that such payment is late.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

b. All penalties accruing under this Section shall be due and payable to EPA within 30 days of Settling Party’s receipt from EPA of a demand for payment of the penalties. Settling Party shall make all payments required by this Section to EPA by Fedwire Electronic Funds Transfer to:

Federal Reserve Bank of New York

ABA = 021030004

Account = 68010727

SWIFT address = FRNYUS33

33 Liberty Street

New York NY 10045

Field Tag 4200 of the Fedwire message should read “D 68010727

Environmental Protection Agency”

and shall reference stipulated penalties, Site/Spill ID Number 07RZ, and the EPA docket number for this action, CERCLA-07-2011-0002.

c. At the time of each payment, Settling Party shall send notice that payment has been made as provided in Paragraph 12 above.

d. Penalties shall accrue as provided above regardless of whether EPA has notified Settling Party of the violation or made a demand for payment, but need only be paid upon demand. All penalties shall begin to accrue on the day after payment is due and shall continue to accrue through the date of payment. Nothing in this Settlement Agreement shall prevent the simultaneous accrual of separate penalties for separate violations of this Settlement Agreement.

16. In addition to the Interest and Stipulated Penalty payments required by this Section and any other remedies or sanctions available to the United States by virtue of Settling Party’s failure to comply with the requirements of this Settlement Agreement, if Settling Party fails or refuses to comply with any term or condition of this Settlement Agreement, it shall be subject to enforcement action pursuant to Section 122(h)(3) of CERCLA, 42 U.S.C. § 9622(h)(3). If the United States brings an action to enforce this Settlement Agreement, Settling Party shall reimburse the United States for all costs of such action, including but not limited to costs of attorney time.

17. Notwithstanding any other provision of this Section, EPA may, in its unreviewable discretion, waive payment of any portion of the stipulated penalties that have accrued pursuant to this Settlement Agreement. Settling Party’s payment of stipulated penalties shall not excuse Settling Party from payment as required by Paragraph 12 or from performance of any other requirements of this Settlement Agreement.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

VIII. COVENANTS NOT TO SUE BY EPA

18. Except as specifically provided in Section IX (Reservations of Rights by EPA), EPA covenants not to sue or to take administrative action against Settling Party pursuant to Sections 106 and 107(a) of CERCLA, 42 U.S.C. §§ 9606 and 9607(a), with regard to the Site. With respect to present and future liability, these covenants shall take effect upon receipt by EPA of all amounts required by Section VI (Payment of Response Costs) and any Interest or stipulated penalties due thereon under Section VII (Failure to Comply with Settlement Agreement). These covenants not to sue are conditioned upon the satisfactory performance by Settling Party of its obligations under this Settlement Agreement. These covenants not to sue are also conditioned upon the veracity and completeness of the Financial Information provided to EPA by Settling Party and the financial certification made by Settling Party in Paragraph 29. If the Financial Information provided by Settling Party, or the financial certification made by Settling Party in Paragraph 29 is subsequently determined by EPA to be false or, in any material respect, inaccurate, Settling Party shall forfeit all payments made pursuant to this Settlement Agreement and these covenants not to sue and the contribution protection shall be null and void. Such forfeiture shall not constitute liquidated damages and shall not in any way foreclose EPA’s right to pursue any other causes of action arising from Settling Party’s false or materially inaccurate information. These covenants not to sue extend only to Settling Party and do not extend to any other person.

IX. RESERVATIONS OF RIGHTS BY EPA

19. EPA reserves, and this Settlement Agreement is without prejudice to, all rights against Settling Party with respect to all matters not expressly included within the Covenants Not to Sue by EPA in Paragraph 18. Notwithstanding any other provision of this Settlement Agreement, EPA reserves all rights against Settling Party with respect to:

a. liability for failure of Settling Party to meet a requirement of this Settlement Agreement;

b. criminal liability;

c. liability for damages for injury to, destruction of, or loss of natural resources, and for the costs of any natural resource damage assessments;

d. liability, based on the ownership or operation of the Site by Settling Party when such ownership or operation commences after signature of this Settlement Agreement by Settling Party;

e. liability based on Settling Party’s transportation, treatment, storage, or disposal, or the arrangement for the transportation, treatment, storage, or disposal of a hazardous substance or a solid waste at or in connection with the Site, after signature of this Settlement Agreement by Settling Party; and

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

f. liability arising from the past, present, or future disposal, release or threat of release of a hazardous substance, pollutant, or contaminant outside of the Site.

20. Notwithstanding any other provision of this Settlement Agreement, EPA reserves, and this Settlement Agreement is without prejudice to, the right to reinstitute or reopen this action, or to commence a new action seeking relief other than as provided in this Settlement Agreement, if the Financial Information provided by Settling Party, or the financial certification made by Settling Party in Paragraph 29, is false or, in any material respect, inaccurate.

21. Nothing in this Settlement Agreement is intended to be nor shall it be construed as a release, covenant not to sue, or compromise of any claim or cause of action, administrative or judicial, civil or criminal, past or future, in law or in equity, which EPA may have against any person, firm, corporation or other entity not a signatory to this Settlement Agreement.

X. COVENANTS NOT TO SUE BY SETTLING PARTY

22. Settling Party covenants not to sue and agrees not to assert any claims or causes of action against the United States, or its contractors or employees, with respect to the Site and this Settlement Agreement, including but not limited to:

a. any direct or indirect claim for reimbursement from the EPA Hazardous Substance Superfund established by 26 U.S.C. § 9507, based on Sections 106(b )(2), 107, 111, 112, or 113 of CERCLA, 42 U.S.C. §§ 9606(b)(2), 9607, 9611, 9612, or 96l3, or any other provision of law;

b. any claim arising out of response actions at or in connection with the Site, including any claim under the United States Constitution, the Missouri Constitution, the Tucker Act, 28 U.S.C. § 1491, the Equal Access to Justice Act, 28 U.S.C. § 2412, as amended, or at common law; or

c. any claim against the United States, including any department, agency, or instrumentality of the United States, pursuant to Sections 107 or 113 of CERCLA, 42 U.S.C. §§ 9607 or 9613, Section 7002(a) of RCRA, 42 U.S.C. § 6972(a), or state law, relating to the Site.

Except as provided in Paragraph 24 (claims against other PRPs) and Paragraph 27 (res judicata and other defenses), these covenants not to sue shall not apply in the event EPA brings a cause of action or issues an order pursuant to any of the reservations set forth in Section IX (Reservations of Rights by EPA), other than in Paragraph 20.a (claims for failure to meet a requirement of the Settlement Agreement) or 20.b (criminal liability), but only to the extent that Settling Party’s claims arise from the same response action or response costs that EPA is seeking pursuant to the applicable reservation.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

23. Nothing in this Settlement Agreement shall be deemed to constitute approval or preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611, or 40 C.F.R. 300.700(d).

24. Settling Party agrees not to assert any claims and to waive all claims or causes of action (including but not limited to claims or causes of action under Sections 107(a) or 113 of CERCLA) that it may have for all matters relating to the Site against any other person who is a potentially responsible party under CERCLA at the Site. This waiver shall not apply with respect to any defense, claim, or cause of action that Settling Party may have against any person if such person asserts a claim or cause of action relating to the Site against Settling Party.

XI. EFFECT OF SETTLEMENT/CONTRIBUTION

25. Except as provided in Paragraph 24 (claims against other PRPs), nothing in this Settlement Agreement shall be construed to create any rights in, or grant any cause of action to, any person not a Party to this Settlement Agreement. Except as provided in Paragraph 24 (claims against other PRPs), each of the Parties reserves any and all rights (including, but not limited to, under Section 113 of CERCLA, 42 U.S.C. § 9613), defenses, claims, demands, and causes of action that it may have with respect to any matter, transaction, or occurrence relating in any way to the Site against any person not a Party hereto. Nothing in this Settlement Agreement diminishes the right of the United States, pursuant to Section 113(f)(2) and (3) of CERCLA, 42 U.S.C. 9613 §§ (f)(2)-(3), to pursue any such persons to obtain additional response costs or response action and to enter into settlements that give rise to contribution protection pursuant to Section 113(f)(2).

26. The Parties agree that this Settlement Agreement constitutes an administrative settlement for purposes of Sections 113(f)(2) and 122(h)(4) of CERCLA, 42 U.S.C. §§ 9613(f)(2) and 9622(h)(4), and that Settling Party is entitled, as of the Effective Date, to protection from contribution actions or claims as provided by Sections 113(f)(2) and 122(h)(4) of CERCLA, 42 U.S.C. §§ 9613(f)(2) and 9622(h)(4), or as may be otherwise provided by law, for “matters addressed” in this Settlement Agreement. The “matters addressed” in this Settlement Agreement are all response actions taken or to be taken and all response costs incurred or to be incurred, at or in connection with the Site, by the United States or any other person, except for the State; provided, however, that if EPA exercises rights under the reservations in Section IX (Reservations of Rights by EPA), other than in Paragraphs 20.a (claims for failure to meet a requirement of the Settlement Agreement) or 20.b (criminal liability), the “matters addressed” in this Settlement Agreement will no longer include those response costs or response actions that are within the scope of the exercised reservation. In the event that Settling Party’s waiver of claims becomes inapplicable in accordance with Paragraph 24, the Parties further agree that this Settlement Agreement constitutes an administrative settlement pursuant to which Settling Party has resolved its liability to the United States, as of the Effective Date, for purposes of Section 113(f)(3)(B) of CERCLA, 42 U.S.C. § 9613(f)(3)(B), for “matters addressed” as defined above.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

27. In any subsequent administrative or judicial proceeding initiated by the United States for injunctive relief, recovery of response costs, or other relief relating to the Site, Settling Party shall not assert, and may not maintain, any defense or claim based upon the principles of waiver, res judicata, collateral estoppel, issue preclusion, claim-splitting, or other defenses based upon any contention that the claims raised by the United States in the subsequent proceeding were or should have been addressed in this Settlement Agreement; provided, however, that nothing in this Paragraph affects the enforceability of the Covenants Not to Sue by EPA set forth in Section VIII.

28. Settling Party shall, with respect to any suit or claim brought by it for matters related to Settlement Agreement, notify EPA in writing no later than 60 days prior to the initiation of such suit or claim. Settling Party also shall, with respect to any suit or claim brought against it for matters related to this Settlement Agreement, notify EPA in writing within 10 days of service of the complaint or claim upon Settling Party. In addition, Settling Party shall notify EPA within 10 days of service or receipt of any Motion for Summary Judgment and within 10 days of receipt of any order from a court setting a case for trial, for matters related to this Settlement Agreement.

XII. CERTIFICATION

29. Settling Party certifies that, to the best of its knowledge and belief, after thorough inquiry, it has:

a. not altered, mutilated, discarded, destroyed or otherwise disposed of any records, reports, or information (other than identical copies) relating to its potential liability regarding the Site since the earlier of notification of potential liability by the United States or the state or the filing of a suit against it regarding the Site and that it has fully complied with any and all EPA requests for records regarding the Site and Settling Party’s financial circumstances, pursuant to Sections 104(e) and 122(e) of CERCLA, 42 U.S.C. §§ 9604(e) and 9622(e); and

b. submitted to EPA financial information that fairly, accurately, and materially sets forth its financial circumstances, and that those circumstances have not materially changed between the time the financial information was submitted to EPA and the time Settling Party executes this Settlement Agreement.

XIII. NOTICES AND SUBMISSIONS

30. Whenever, under the terms of this Settlement Agreement, notice is required to be given or a document is required to be sent by one Party to another, it shall be directed to the individuals at the addresses specified below, unless those individuals or their successors give notice of a change to the other Party in writing. Written notice as specified in this Section shall constitute complete satisfaction of any written notice requirement of this Settlement Agreement with respect to EPA and Settling Party.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

As to EPA:

Julie M. Van Horn

Office of Regional Counsel

EPA, Region 7

901 North Fifth Street

Kansas City, Kansas 66101

As to Settling Party:

John H. Sottile

President

The Goldfield Corporation

1684 West Hibiscus

Melbourne, Florida 32901

and

Bret Randall

Durham Jones & Pinegar

111 East Broadway, Suite 900

Salt Lake City, Utah 84110

XIV. INTEGRATION/APPENDICES

31. This Settlement Agreement and its appendices constitute the final, complete and exclusive agreement and understanding between the Parties with respect to the settlement embodied in this Settlement Agreement. The Parties acknowledge that there are no representations, agreements, or understandings relating to the settlement other than those expressly contained in this Settlement Agreement. The following appendices are attached to and incorporated into this Settlement Agreement: “Appendix A” is the map of the Site; “Appendix B” is a list of the financial documents submitted to EPA by Settling Party.

XV. PUBLIC COMMENT

32. This Settlement Agreement shall be subject to a public comment period of not less than 30 days pursuant to Section 122(I) of CERCLA, 42 U.S.C. § 9622(I). In accordance with Section 122(i)(3) of CERCLA, the United States may modify or withdraw its consent to this Settlement Agreement if comments received disclose facts or considerations which indicate that this Settlement Agreement is inappropriate, improper, or inadequate.

XVI. EFFECTIVE DATE

33. The effective date of this Settlement Agreement shall be the date upon which EPA issues written notice that the public comment period pursuant to Paragraph 32 has closed and that comments received, if any, do not require modification of or withdrawal by the United States from this Settlement Agreement.

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

IT IS SO AGREED:

FOR THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

January 31 , 2011	/s/ Cecilia Tapia
CECILIA TAPIA
Director Superfund Division

28 January , 2011	/s/ Julie M. Van Horn
JULIE M. VAN HORN
Senior Assistant Regional Counsel Office of Regional Counsel

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

FOR THE UNITED STATES DEPARTMENT OF JUSTICE

, 2011	/s/ Ellen M. Mahan
ELLEN M. MAHAN
Deputy Section Chief Environmental Enforcement Section
Environment and Natural Resources Division

Newton County Mine Tailings Superfund Site

Settlement Agreement

The Goldfield Corporation, Settling Party

THE UNDERSIGNED SETTLING PARTY certifies that he is fully authorized to enter into the terms and conditions of this Settlement Agreement and to bind the Settling Party to this Settlement Agreement in the matter of the Newton County Mine Tailings Superfund Site, Newton County, Missouri:

FOR SETTLING PARTY, THE GOLDFIELD CORPORATION

January 27 , 2011	/s/ John H. Sottile
JOHN H. SOTTILE
President
The Goldfield Corporation

APPENDIX A

[Site map for Newton County Mine Tailings Superfund site]

APPENDIX B

LIST OF FINANCIAL DOCUMENTS SUBMITTED BY SETTLING PARTY

Goldfield submitted the following documents relating to its ability to pay:

1. Business Organization Ability to Pay Claim Financial Data Request Form;

2. U.S. Securities and Exchange Commission Form 10-K Annual Report Fiscal Year End December 31, 2009 and Form 10-Q 3rd Quarter Report End September 30, 2010; and

3. U.S. Corporate Income tax return form 1120 and supporting forms for years 2007-2009.

IN THE MATTER OF Newton County Mine Tailings Superfund Site; The Goldfield Corporation, Respondent

Docket No. CERCLA-07-2011-0002

CERTIFICATE OF SERVICE

I certify that a true and correct copy of the foregoing Settlement Agreement was sent this day in the following manner to the addressees:

Copy hand delivered to

Attorney for Complainant:

Julie M. Van Horn

Senior Assistant Regional Counsel

Region 7

United States Environmental Protection Agency

901 N. 5th Street

Kansas City, Kansas 66101

Copy by Certified Mail Return Receipt to:

Bret Randall

Durham Jones & Pinegar P.C.

111 East Broadway, Suite 900

Salt Lake City, Utah 84111

4/21 , 2011	/s/ Kathy Robinson
Kathy Robinson
Hearing Clerk, Region 7